Exhibit 99.1

GENESCO REPORTS COMPARABLE SALES
--Fourth Quarter-to-Date Comparable Sales Increased 2%--
--Expects Fiscal 2020 Adjusted Earnings Per Share Above the Midpoint
of Most Recent Guidance Range--
--Announces Participation in 2020 ICR Conference--

NASHVILLE, Tenn., Jan. 13, 2020 -Genesco Inc. (NYSE: GCO) announced today that comparable sales, including both stores and direct sales, increased 2% for the quarter-to-date period ended January 9, 2020. Same store sales decreased 1% and sales for the Company's e-commerce businesses increased 21% on a comparable basis for that period. Comparable sales changes for each retail business for the period were as follows:
Quarter-to-Date (January 9, 2020)

Comparable Sales (Stores and Direct)
Journeys Group	3%
Schuh Group	2%
Johnston & Murphy Group	(2)%
Total Comparable Sales	2%
Same Store Sales	(1)%
Comparable Direct Sales	21%

The Company also announced that it expects adjusted earnings per diluted share for the fiscal year ending February 1, 2020 to be above the midpoint of its guidance range of $4.10 to $4.40.

Robert J. Dennis, Chairman, President and Chief Executive Officer of Genesco, said, “Overall, we enjoyed a solid Holiday selling season, with sales results at the higher end of our expectations. Journeys once again led the way, and we were pleased that Schuh delivered better than expected results. January is off to a good start as we look to deliver our 11th consecutive quarter of positive comparable sales for our footwear businesses. Although, the start of the month was strong, we expect that to moderate through the course of the month. We now expect that adjusted earnings per share will be above the midpoint of our guidance range.”

Genesco to Present at the 2020 ICR Conference
Genesco also announced that management will present at the 2020 ICR Conference on Monday, January 13, 2020, at 11:00 a.m. (Eastern Time). The audio portion of the presentation will be webcast live and may be accessed through the Company's internet website, http://www.genesco.com. To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.

Safe Harbor Statement
This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates and projections reflected in forward-looking statements, including the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the timing and amount of any share repurchases by the Company; the imposition of tariffs on imported products by the Company or its vendors as well as the ability and costs to move production of products to countries from which imported goods are not subject to tariffs;

Exhibit 99.1

potential disruption to the flow of goods in the ports due to reactions made by companies to the potential imposition of tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of weakness in the U.K. market, including potential effects on consumer demand, currency exchange rates, and the supply chain; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; cost associated with wage pressure associated with a full employment environment in the U.S. and the U.K. and competitor wage decisions; weakness in the consumer economy and retail industry for the products we sell; competition in the Company's markets, including online and including competition from the Company’s vendors in the branded footwear market; fashion trends, including the lack of new fashion trends or products, that affect the sales or product margins of the Company's retail product offerings; weakness in shopping mall traffic and challenges to the viability of malls where the Company operates stores, related to planned closings of department stores and other stores or other factors and the extent and pace of growth of online shopping; risks related to the potential for terrorist events, especially in malls and shopping districts; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers or the inability of wholesale customers or consumers to obtain credit; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor of certain leases; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to eliminate stranded costs associated with dispositions, including the sale of the Lids Sport Group business; the Company’s ability to realize anticipated cost savings, including rent savings; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Exhibit 99.1

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear and accessories in more than 1,490 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Schuh, Schuh Kids, Little Burgundy, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.trask.com, and www.dockersshoes.com.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, the licensed Levi’s brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Financial Contacts:
Mel Tucker
Senior Vice President, Chief Financial Officer
Genesco Inc.
(615) 367-7465
mtucker@genesco.com

Dave Slater
Vice President, Financial Planning & Analysis and IR
Genesco Inc.
(615)367-7604
dslater@genesco.com

Media Contact:
Claire S. McCall
Director, Corporate Relations
Genesco Inc.
(615) 367-8283
cmccall@genesco.com